CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 (No. 333-38821) of Alyn Corporation of our report dated January 16, 1998 appearing on Page F-2 of this Form 10-K.




PRICE WATERHOUSE LLP

Costa Mesa, California
March 16, 1998